                                                                    Exhibit 10.6


                              CHANGE IN CONTROL,
                      SEVERANCE AND EMPLOYMENT AGREEMENT
                                FOR ROGER BOSMA


     THIS CHANGE IN CONTROL SEVERANCE AND EMPLOYMENT AGREEMENT (the "Agreement"), is made as of the 1st day of January, 2000, among Lakeland Bancorp, Inc. (the "Holding Company"), a New Jersey corporation which maintains its principal office at 1 Lakeland Plaza, Newfoundland, New Jersey, 07435, Lakeland Bank (the "Bank"), a New Jersey chartered commercial bank, with an office at 1 Lakeland Plaza, Newfoundland, New Jersey 07435 (the Holding Company and the Bank are collectively referred to herein as the "Company"), and Roger Bosma (the "Executive").

                                  BACKGROUND

     WHEREAS, the Executive has, this day, been employed by the Holding Company as President and Chief Executive Officer; and

     WHEREAS, the Board of Directors of the Holding Company believes that the future services of the Executive are of great value to the Company and that it is important for the growth and development of the Company that the Executive work diligently in the business of the Company in his position; and

     WHEREAS, the Board of Directors of the Holding Company (the "Board") believes it is imperative that the Holding Company and its Board be able to rely upon the Executive to continue in his position in the event that the Holding Company receives any proposal from a third person concerning a possible business combination with, or acquisition of equities securities of, the Company, and that they be able to receive and rely upon his advice, if they request it, as to the best interests of the Company and its shareholders, without concern that the Executive might be distracted by the personal uncertainties and risks created by such a proposal; and

     WHEREAS, to achieve that goal, and to retain the Executive's services prior to any such activity the Board and the Executive have agreed to enter into this Agreement to provide the Executive with continued employment or certain termination benefits in the event of a Change in Control, as hereinafter defined; and

     WHEREAS, due to the uncertainties created in certain contracts by the requirement that an executive have "good reason" before any resignation, it is the intention of the Board that, among other things, the Executive is given the right hereunder to resign at any time and for any reason and to receive the payments and benefits provided hereunder if he works or is willing to work for the Company for 90 days following a Change in Control.

     NOW, THEREFORE, to assure the Company that it will have the continued dedication of the Executive and the availability of his advice and counsel notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company, and to induce the Executive to remain in the employ of the Company, and for other good and valuable consideration, the Company and the Executive, each intending to be legally bound hereby agree as follows:

     1.  Definitions
         -----------

          a.  Cause.  For purposes of this Agreement "Cause" with respect to the
              ------
termination by the Company of Executive's employment shall mean (i) failure by the Executive to materially perform his duties for the Company under this Agreement after at least one warning in writing from the Company's Board of Directors identifying specifically any such material failure and offering a reasonable opportunity to cure such failure; (ii) the willful engaging by the Executive in material misconduct which causes material injury to the Company; or
(iii) conviction of a crime (other than a traffic violation), habitual drunkenness, drug abuse, or excessive absenteeism other than for illness, after a warning (with respect to drunkenness or absenteeism only) in writing from the Board of Directors to refrain from such behavior. No act or failure to act on the part of the Executive shall be considered willful unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. The Company shall have the burden of proving cause by clear and convincing evidence.


          b.  Change in Control.
              -----------------

          (i)  General.  For purposes of this Agreement, a "Change in Control"
               --------
shall mean the occurrence of any of the following events with respect to the Holding Company:

              (A) the consummation of any consolidation or merger of the Holding Company in which the Holding Company is not the continuing or surviving corporation or pursuant to which shares of the Holding Company's common stock ("Common Stock") would be converted into cash, securities or other property, other than a merger of the Holding Company in which the holders of the shares of the Holding Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger: or

              (B) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Holding Company, other than to a subsidiary or affiliate; or

              (C) an approval by the shareholders of the Holding Company of any plan or proposal for the liquidation or dissolution of the Holding Company; or

              (D) any action pursuant to which any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity (other than any person who owns more than ten percent (10%) of the outstanding Common Stock on the date this Agreement is entered into, the Holding Company or any benefit plan sponsored by the Holding Company or any of its subsidiaries) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of capital stock entitled to vote generally for the election of directors of the Holding Company ("Voting Securities") representing fifty-one (51%) percent or more of the combined voting power of the Holding Company's then outstanding Voting Securities (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board of Directors of Holding Company (the "Board") shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control; or

          (E) the individuals (x) who, as of the date on which the Agreement is entered into, constitute the Board (the "Original Directors") and (y) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two thirds of the Original Directors then still in office (such Directors being called "Additional Original Directors") and (z) who thereafter are elected to the Board and whose election or nomination for election to the Board was approved by a vote of at least two thirds of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board.

          (ii)    Time of Change in Control.  For purposes of this
                  --------------------------
Agreement, a Change in Control shall be deemed to occur on the earliest of:

                  (A) The first date on which a single person or entity or group of affiliated persons or entities (other than an employee benefit plan or trust maintained for the benefit of the Company's employees) acquire the beneficial ownership of 25% or more of the Holding Company's voting securities; or

                  (B) Forty-five (45) days prior to the date the Holding Company enters into a definitive agreement that would result, if consummated, in a transaction described in Section 1(b)(i)(B) or 1(b)(i)(D) above; provided however, that for purposes of any resignation by the Executive, the Change in Control shall not be deemed to occur until (x) the consummation of such transaction if this Agreement is expressly assumed by the acquiring entity, or
(y) the day before the consummation of such transaction if this Agreement is not expressly assumed by the acquiring company; and further provided that if any such definitive is terminated without consummation of the acquisition, then no Change in Control shall have been deemed to have occurred by virtue of the execution of such definitive agreement; or

                      (C) The date upon which the election of directors occurs qualifying under Section 1(b)(i)(C) above.

          c.   Contract Period. "Contract Period" shall mean the period
               ----------------
commencing the day immediately preceding a Change in Control and ending on the earlier of (i) three years after the consummation of any event giving rise to the Change in Control or (ii) the date the Executive would attain age 65.

          d.  Exchange Act. "Exchange Act" means the Securities Exchange Act
              -------------
of 1934, as amended.

          e.  Good Reason. When used with reference to a voluntary
              ------------
termination by Executive of his employment with the Company, "Good Reason" shall mean any of the following, if taken without Executive's express written consent:

              (i) The assignment to Executive of any duties inconsistent with, or the reduction of authority, powers or responsibilities associated with, Executive's position, title, duties, responsibilities and status with the Company immediately prior to a Change in Control (a "Change in Assignment") or any removal of Executive from, or any failure to re-elect Executive to, any position(s) or office(s) Executive held immediately prior to such Change in Control. A change in position, title, duties, responsibilities and status or position(s) or office(s) following a Change in Control shall constitute a Change in Assignment unless the Executive's new title, duties and responsibilities are accepted in writing by the Executive, in the sole discretion of the Executive;

              (ii) A reduction by the Company in Executive's annual base compensation as in effect immediately prior to a Change in Control;

              (iii) A failure by the Company to continue for Executive any bonus plan in which Executive participated immediately prior to the Change in Control or a failure by the Company to continue Executive as a participant in such plan on at least the same basis as Executive participated in such plan prior to the Change in Control.

          (iv) After a Change in Control, the Company's transfer of Executive to another geographic location outside of New Jersey or more than 25 miles from his present office location, except for required travel on the Company's business to an extent substantially consistent with Executive's business travel obligations immediately prior to such Change in Control;

          (v) The failure by the Company to continue in effect for Executive any employee benefit plan, program or arrangement (including, without limitation any 401(k) plan, pension plan, life insurance plan, health and accident plan, disability plan, or stock option plan) in which Executive is participating immediately prior to a Change in Control (except that the Company may institute or continue plans, programs or arrangements providing Executive with substantially similar benefits); the taking of any action by the Company after a Change in Control which would adversely affect Executive's participation in or materially reduce Executive's benefits under, any of such plans, programs or arrangements, the failure to continue, or the taking of any action which would deprive Executive, of any material fringe benefit enjoyed by Executive immediately prior to such Change in Control; or the failure by the Company to provide Executive with the number of paid vacation days to which Executive was entitled immediately prior to such Change in Control; or

          (vi) The failure by the Company to obtain an assumption in writing of the obligations of the Company to perform this Agreement by any successor to the Company and to provide such assumption to the Executive upon consummation of the event giving rise to the Change in Control; or

          f.   Voting Securities.  "Voting securities" means the Holding
               -------------------
Company's common stock, together with any preferred stock entitled to vote generally in election for directors or other matters. With respect to preferred stock, in determining the percentage of beneficial ownership of voting securities, the number of votes to which the holder is entitled in the election of directors with the common holders, and not the number of shares, shall be the basis of the calculation.

     2.  Employment. During the Contract Period, the Company hereby agrees
         ----------
to employ the Executive, and the Executive hereby accepts employment, upon the terms and conditions set forth herein.

     3.  Position. During the Contract Period, the Executive shall be employed
         --------
as the President and Chief Executive Officer of the Holding Company, or such other corporate or divisional profit center as shall then be the principal successor to the business, assets and properties of the Company, with substantially the same title and the same duties and responsibilities as before the Change in Control. The Executive shall devote his full time and attention to the business of the Company, and shall not during the Contract Period be engaged in any other business activity. This Section shall not be construed as preventing the Executive from managing any investments of his which do not require any substantial service on his part in the operation of such investments.

     4.  Cash Compensation.  The Company shall pay to the Executive
         -----------------
compensation for his services during the Contract Period as follows:

         a.   Annual Salary. An annual salary equal to the annual salary in
              -------------
effect as of the Change in Control. The annual salary shall be payable in installments in accordance with the Company's usual payroll method. The annual salary shall not be reduced during the Contract Period.

         b.   Annual Bonus.  An annual cash bonus equal to the average annual
              -------------
bonus, if any, paid to the Executive for the three most recent fiscal years prior to the Change in Control. The bonus shall be payable at the time and in the manner which the Company paid such bonuses prior to the Change in Control.

        c.   Annual Review.  The Board of Directors of the Company during the
             -------------
Contract Period shall review annually, or at more frequent intervals which the Board determines is appropriate, the Executive's compensation and shall award him compensation to reflect the Executive's performance, the performance of the Company and competitive compensation levels, all as determined in the discretion of the Board of

Directors; provided, however, that the Executive's compensation shall not be reduced pursuant to any such review or otherwise.

     5.  Expenses and Fringe Benefits.
         ----------------------------

          a.   Expenses. During the Contract Period, the Executive shall be
               --------
entitled to reimbursement for all business expenses incurred by him with respect to the business of the Company in the same manner and to the same extent as such expenses were previously reimbursed to him immediately prior to the Change in Control.

          b.   Club Membership and Automobile.  During the Contract Period, the
               ------------------------------
Company shall provide Executive with membership in the same country club in which he was a member prior to the Change in Control and the use of an automobile, at least comparable to the automobile provided to him prior to the Change in Control. During the Contract Period, the Executive shall be entitled to reimbursement from the Holding Company for all costs and expenses incurred in operating such automobile.

          c.   Other Benefits.  The Executive also shall be entitled to
               --------------
vacations and sick days, in accordance with the practices and procedures of the Company, as such existed immediately prior to the Change in Control. During the Contract Period, the Executive also shall be entitled to hospital, health, medical and life insurance, and any other benefits enjoyed, from time to time, by senior officers of the Company, all upon terms as favorable as those enjoyed by other senior officers of the Company. Notwithstanding anything in this
Section 5(d) to the contrary, if the Company adopts any change in the benefits provided for senior officers of the Company, and such policy is uniformly applied to all officers of the Company (and any successor or acquirer of the Company, if any), including the chief executive officer of such entities, then no such change shall be deemed to be contrary to this Section.

     6.  Termination for Cause.  The Company shall have the right to terminate
         ---------------------
the Executive for Cause, upon written notice to him of the termination which notice shall specify the reasons for the termination. In the event of a valid termination for Cause, the

Executive shall not be entitled to any further compensation or benefits under this Agreement.

     7.  Disability During the Contract Period.  If the Executive becomes
         -------------------------------------
permanently disabled, or is unable to perform his duties hereunder for four (4) consecutive months in any twelve (12) month period or 180 days in any 365 day period, the Company may terminate the employment of the Executive. In such event, the Executive shall be entitled to the payments and benefits provided under Section 9 hereof as if the Executive had been terminated hereunder without Cause upon such date.

     8.  Death Benefits.  Upon the Executive's death while employed during the
         --------------
Contract Period, the Executive's employment hereunder shall be deemed to have been terminated without Cause as of the date of death, and his estate shall be entitled to the payments and benefits provided under Section 9 hereof as if the Executive had been terminated without Cause upon such date.

     9.  Termination Without Cause or Resignation.
         ----------------------------------------

         a.  Termination Without Cause.  The Company may terminate the
             -------------------------
Executive without Cause during the Contract Period by written notice to the Executive.

         b.  Resignation for Good Reason in First 90 Days After a Change in
             --------------------------------------------------------------
Control. For the first 90 days after a Change in Control, the Executive may
-------
resign for Good Reason upon prior written notice to the Company.

         c.  Resignation After First 90 Days.  Commencing 90 calendar days after
             -------------------------------
a Change in Control and continuing thereafter during the Contract Period, the Executive may resign for any reason whatsoever and need not specify the reason, upon four (4) weeks written notice to the Company; provided that for this purpose, the effective date of the notice shall not be less than 90 calendar days after the Change in Control.

        d.   Payments and Benefits.  If the Company terminates the Executive's
             ---------------------
employment during the Contract Period without Cause or if the Executive resigns for

Good Reason under Section 9(b) or for any reason under Section 9(c), the Company shall, as promptly as practical but in no event later than ten (10) business days after the termination of employment pay the Executive a lump sum (the "Lump Sum") equal to three (3) times the sum of (i) the annual salary paid to the Executive immediately prior to the Change in Control plus (ii) the average annual incentive bonus, if any, paid to the Executive during the three most recent fiscal years immediately prior to the Change in Control. For these purposes, any deferral of salary or bonus by the Executive under the any 401(k) plan, deferred compensation plan or "cafeteria plan" of the Company shall be included in salary and bonus. The Company also shall continue to provide the Executive, his spouse and eligible dependents for a period of three years following the termination of employment, with life, health, hospitalization and medical insurance, as were provided at the time of the Change in Control or until the Executive is employed with comparable benefits, at the Company's cost, subject only to the responsibility of the Executive to continue to pay a portion of the premium, as well as co-pays or deductibles in such amounts as were paid by the Executive prior to the termination.

          e.   No Duty to Mitigate.   The Executive shall not have a duty to
               -------------------
mitigate the damages suffered by him in connection with the termination by the Company of his employment without Cause under Section 9(a) or a resignation under Sections 9(b) and 9(c) during the Contract Period.

          f.   Legal Fees and Expenses.  If the Company fails to pay the
               -----------------------
Executive the Lump Sum due him under this Agreement or to provide him with the life, health, hospitalization and medical insurance benefits due under this Agreement, the Executive, after giving ten (10) days' written notice to the Company identifying the Company's failure, shall be entitled to recover from the Company any and all of his legal fees and other expenses incurred in connection with his enforcement against the Company of the terms of this Agreement.

          g.   Parachute Payment.
               -----------------

               (i) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (the "Additional Payment") equal to 10% of the amount of such Payment; provided, however, that prior to the payment of the Additional Payment the Certified Public Accountants (as defined in paragraph (iv) below) shall determine if (1) the sum of (x) the Payment and the Additional Payment, minus
(y) the amount of the Excise Tax, is less than (2) the maximum amount which may be paid to the Executive without triggering the Excise Tax, and if it is, then such Additional Payment shall not be paid and the aggregate present value of amounts payable or distributable to or for the benefit of the Executive pursuant to this Agreement in connection with the Executive's termination of employment (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount in accordance with paragraph (ii) below. For purposes of this paragraph, the "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of said Section 280G of the Code.

          (ii) If under paragraph (i) above the Certified Public Accountants determine that any Agreement Payments shall be reduced, the Company shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Executive may then elect, in his sole discretion, which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments equals the Reduced Amount), and shall advise the Company in writing of his election within 5 business days of his receipt of notice. If no such election is made by the Executive within such 5 day period, the Company may elect which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments equals the Reduced Amount) and shall notify the Executive promptly of such election. For purposes of this paragraph, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Certified Public Accountants shall be binding upon the Company and the Executive, and shall be made as promptly as practical but in any event within 20 days of a termination of employment of the Executive. The Company may suspend for a period of up to 30 days after termination of employment the payment of the Lump Sum and any other benefits due to the Executive under this Agreement until the Certified Public Accountants finish the determination and the Executive (or the Company, as the case may be) elect how to reduce the Agreement Payments, if necessary. As promptly as practicable following such determination and the elections hereunder, the Company shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement and shall promptly pay to or distribute for the benefit of the Executive in the future such amounts as they become due to the Executive under this Agreement.

          (iii) As a result of the uncertainty in the application of Section 280G of the Code, it is possible that Agreement Payments will be made by the Company which should not be made ("Overpayment") or that additional Agreement Payments which will have not been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Certified Public Accountants, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or Executive which said Certified Public Accountants believe has a high probability of success, determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to Executive which Executive shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code; provided, however, that no amount shall be payable by Executive to the Company in and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Certified Public Accountants, based upon controlling precedent, determine that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

          (iv) All determinations and calculations hereunder shall be made by the certified public accounting firm of the Company immediately prior to a Change in Control or such other certified public accounting firm mutually agreed upon by the Executive and the Company (the "Certified Public Accountants").
Such determinations and calculations shall be made as promptly as practical and in any event within 20 business days following the termination of employment of Executive. The Company shall bear the cost of the Certified Public Accountants for such services.

          10.  Non-Disclosure of Confidential Information.
               -------------------------------------------

          In consideration of the covenants of the Company herein, the Executive agrees as follows:

               (a) The Executive hereby agrees and acknowledges that he has and has had access to or is aware of Confidential Information. The Executive hereby agrees that he shall keep strictly confidential and will not during and after the Initial Term, without the Company's express written consent, divulge, furnish or make accessible to any person or entity, or make use of for the benefit of himself or others, any Confidential Information obtained, possessed, or known by him except as required in the regular course of performing the duties and responsibilities of his employment by the Company while in the employ of the Company, and that he will, prior to or upon the date on which his employment with the Company terminates (the "Date of Termination") deliver or return to the Company all such Confidential Information that is in written or other physical or recorded form or which has been reduced to written or other physical or recorded form, and all copies thereof, in his possession, custody or control. The foregoing covenant shall not apply to (i) any Confidential Information that becomes generally known or available to the public other than as a result of a breach of the agreements of the Executive contained herein,
(ii) any disclosure of Confidential Information by the Executive that is expressly required by judicial or administrative order; provided however that the

Executive shall have (x) notified the Company as promptly as possible of the existence, terms and circumstances of any notice, subpoena or other process or order issued by a court or administrative authority that may require him to disclose any Confidential Information, and (y) cooperated with the Company, at the Company's request, in taking legally available steps to resist or narrow such process or order and to obtain an order or other reliable assurance that confidential treatment will be given to such Confidential Information as is required to be disclosed.

          (b) For purposes of this Agreement, "Confidential Information" means all non-public or proprietary information, data, trade secrets, "know-how", or technology with respect to any products, designs, improvements, research, styles, techniques, suppliers, clients, markets, methods of distribution, accounting, advertising and promotion, pricing, sales, finances, costs, profits, financial condition, organization, personnel, business systems (including without limitation computer systems, software and programs), business activities, operations, budgets, plans, prospects, objectives or strategies of the Company.

          11.  Post-Employment Obligations
               ---------------------------

               In consideration of the covenants of the Company herein, the Executive agrees as follows:

               (a) The Executive agrees that his services hereunder are of a special, unique, extraordinary and intellectual character, and his position with the Company places him in a position of confidence and trust with employees, suppliers and clients of the Company. The Executive further agrees and acknowledges that in the course of the Executive's employment with the Company, the Executive has been and will be privy to Confidential Information. The Executive consequently agrees that it is reasonable and necessary for the protection of the trade secrets, goodwill and business of the Company that the Executive make the covenants contained herein. Accordingly, the Executive agrees that while he is in the employ of the Company and for a two year period after the Date of Termination (unless such termination is by the Company before the end of the Initial Term and without Cause), he shall not, without the prior written consent of the Company, directly or indirectly, and regardless of the reason for his ceasing to be employed by the Company:

          (i) engage in, own, manage, operate, control or otherwise participate in or be connected with, any Competing Business (as defined below), whether as principal, sole proprietor, agent, employee, employer, consultant, advisor, independent contractor, stockholder, director, officer, partner, joint venturer or in other representative capacity whatsoever; provided, however, that the mere ownership by the Executive of not more than 1% of the equity securities of any corporation or similar business entity the securities of which are registered pursuant to the Securities and Exchange Act of 1934, as amended, shall not be deemed to be a violation of this covenant so long as the Executive does not actively participate in the business or management of such corporation or entity in any manner whatsoever;

          (ii) employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment or retention as a consultant, any person who is, or was at any time within twelve (12) months prior to the Date of Termination, an employee of, or exclusive consultant to, the Company.

     For purposes of this Section 11, the term "Competing Business" means any business which as of the Date of Termination or at any time thereafter is in competition with the Company or any of the Company's affiliates within the delineated assessment area of the Bank or any such affiliate under the Community Reinvestment Act.

          (b) If the Executive commits a breach or is about to commit a breach, of any of the provisions of Sections 10 or 11 hereof, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to them under law or in equity and shall be entitled to such damages as they can show they have sustained by reason of such breach.

          (c) The parties acknowledge that the type and periods of restriction imposed in the provisions of Sections 10 and 11 hereof are fair and reasonable and are reasonably required for the protection of the Company and the goodwill associated with the business of the Company; and that the time, scope, geographic area and other provisions of Sections 10 and 11 have been specifically negotiated by sophisticated parties and are given as an integral part of this Agreement. The Executive specifically acknowledges that the restrictions contemplated by this Agreement will not prevent him from being employed or earning a livelihood in the type of business conducted by the Company. If any of the covenants in Sections 10 and 11 hereof, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenants or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in Sections 10 and 11 hereof, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or areas of such provision and, in its reduced form, such provision shall then be enforceable. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 10 and 11 hereof above upon the courts of any state or other jurisdiction within the geographical scope of such covenants. In the event that the courts of any one or more of such states or other jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other states or other jurisdictions within the geographical scope of such covenants, as to breaches of such covenants in such other respective states or other jurisdictions, the above covenants as they relate to each state or other jurisdiction being, for this purpose, severable into diverse and independent covenants.

     12.  Term and Effect Prior to Change in Control.
          -------------------------------------------

          a.  Term.  Except as otherwise provided for hereunder, this
              -----

Agreement shall commence on the date hereof and shall remain in effect for a period of three (3) years from the date hereof (the "Initial Term"). The Initial Term shall be automatically extended for an additional one year period on each anniversary date hereof (so that the Initial Term is always three (3) years) unless on or before such date the Board of Directors of the Holding Company by resolution passed by a majority vote of the Directors then in office, votes not to extend the Initial Term any further. The Company shall promptly advise the Executive in writing of the passage of such resolution and if it fails to do so the passage of such resolution shall be ineffective. Notwithstanding any provision herein to the contrary, in the event that a Change in Control occurs during the Initial Term (as it may be extended pursuant to this Section 12(a)), the Initial Term shall end on the last day of the Contract Period.

          b. The Holding Company agrees to pay or provide the following compensation and/or benefits in consideration of Executive's acceptance of employment as President and CEO of the Holding Company:

              (i) During the first 12 months following execution of this Agreement, the Company will, subject to shareholder approval, adopt a stock option plan and, subject to the terms and conditions thereof, award Executive options thereunder to purchase 20,000 shares of the Holding Company's common stock.

            (ii) Executive's initial base annual compensation will be $250,000.

            (iii) Executive shall be entitled to use of a new car (the make and model to be approved by the Board of Directors of Holding Company) every two years and shall be entitled to reimbursement of all costs and expenses in connection with the operation thereof.

            (iv) Executive shall be entitled to membership in a country club agreed to by the Board, all expenses of membership and usage to be borne by the Company.

            (v) Executive shall be entitled to supplemental life insurance equal to two times his base annual salary at Company expense.

            (vi) During the first two years following execution of this Agreement, the Company agrees to consider, but is not required to adopt, a Supplemental Executive Retirement Plan.

            (vii) Executive shall be entitled to reimbursement of all expenses incurred in the performance of his duties.

           (viii) Not later than January 2, 2002, the Holding Company will cause Executive to be elected to the position of President and CEO of the Bank in addition to his position of President and CEO of the Holding Company.

           c.  No Effect Prior to Change in Control. This Agreement shall not
               -------------------------------------
affect any rights of the Company to terminate the Executive prior to a Change in Control provided that if such termination is without Cause and other than as a result of

Executive's disability, Executive shall be entitled to the compensation set forth in Sections 4 and 5 of this Agreement. If the employment of the Executive by the Company is ended for any reason whatsoever prior to a Change in Control, this Agreement, other than the provisions of Sections 10 and 11, shall thereafter be of no further force and effect.

     13.  Compensation and Benefits Provided Not in Derogation of Other
          -------------------------------------------------------------
Benefits. Anything to the contrary herein contained notwithstanding, the
---------
payment or obligation to pay any monies, or granting of any benefits, rights or privileges to Executive as provided in this Agreement shall not be in lieu or derogation of the rights and privileges that the Executive now has or will have under any plans or programs of or agreements with the Company, except that the Executive shall not be entitled to the benefits of any other plan or program of the Company or agreement with the Company expressly providing for severance or termination pay or post-employment medical benefits. In furtherance of the foregoing, this Agreement is not in derogation of, but rather supplemental to, the rights and benefits of the Executive, if any, under any stock option plan, pension plan and 401(k) plan.

     14.  Notice.  During the Contract Period, any notice of termination of
          ------
the employment of the Executive by the Company or by the Executive to the Company shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which shall (i) indicate the specific termination provision in this Agreement relied upon; (ii) set forth, if necessary, in reasonable detail the facts and circumstances claimed to provide a basis for termination of the employment of the Executive or from the Company under the provision so indicated; (iii) specify a date of termination, which shall be not less than four weeks nor more than six weeks after such Notice of Termination is given, except in the case of termination of employment by the Company of the Executive for Cause pursuant to Section 6 hereof, in which case the Notice of Termination may specify a date of termination as of the date such Notice of Termination is given; and (iv) be given by personal delivery or, if the individual is not personally available, by certified mail to the last known address of the individual. Upon the death of the Executive, no Notice of Termination need be given.

     15.      Payroll and Withholding Taxes.  All payments to be made or
              -----------------------------
benefits to be provided hereunder by the Company shall be subject to applicable federal and state payroll or withholding taxes.

     16.      Miscellaneous.  This Agreement is the joint and several obligation
              -------------
of the Holding Company and the Bank. The terms of this Agreement shall be governed by, and interpreted and construed in accordance with, the laws of New Jersey. This Agreement supersedes all prior agreements and understandings with respect to the matters covered hereby. The amendment or termination of this Agreement may be made only in a writing executed by the Company and the Executive, and no amendment or termination of this Agreement shall be effective unless and until made in such a writing. This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the assets of the Company. This Agreement is personal to the Executive and the Executive may not assign any of his rights or duties hereunder but this Agreement shall be enforceable by the Executive's legal representatives, executors or administrators. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                              SPACE INTENTIONALLY

                                  LEFT BLANK

  IN WITNESS WHEREOF, the Holding Company and the Bank each have caused this Agreement to be signed by their duly authorized representatives pursuant to the authority of their Boards of Directors, and the Executive has personally executed this Agreement, all as of the day and year first written above.

                                        LAKELAND BANCORP, INC.


                                             /s/ John W. Fredericks
                                        By:______________________________
                                           John W. Fredericks, Chairman



                                        LAKELAND BANK

                                            /s/ John W. Fredericks
                                        By:______________________________
                                           John W. Fredericks, Chairman


                                            /s/ Roger Bosma
                                           ______________________________
                                           Roger Bosma